                                                                   EXHIBIT 10.16

                             EMPLOYMENT AGREEMENT


AGREEMENT, dated as of November 24, 1999 by and among Panolam Industries International, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), Panolam Industries Holdings, Inc., a Delaware
              -------
corporation (together with its successors and assigns, "Holdings") and Robert J.
                                                        --------
Muller, Jr. (the "Executive");
                  ---------

                             W I T N E S S E T H:
                             ------------ -------

WHEREAS, the Executive is currently employed as President and Chief Executive Officer of the Company and of Holdings;

WHEREAS, Panolam Acquisition Company, L.L.C., a Delaware limited liability company ("PAC") has entered into an agreement to acquire over 93% of the capital
          ---
stock of Holdings;

WHEREAS, the Company and Holdings desire to continue the employment of the Executive with the Company and Holdings after such acquisition (the "PAC
                                                                     ---
Acquisition") and to enter into an agreement embodying the terms of such
-----------
continued employment;

WHEREAS, the Executive desires to accept such continued employment, subject to the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company, Holdings and the Executive (collectively, the "Parties") agree as follows:
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1.   Definitions.  Capitalized terms not otherwise defined herein shall have the
     -----------
meanings set forth in Exhibit A.

2.   Term of Employment.  The Company and Holdings hereby agree to employ the
     ------------------
Executive under this Agreement, and the Executive hereby accepts such employment, for the Term of Employment. The Term of Employment shall commence as of the Effective Date and shall end on December 31, 2004; provided, however,
                                                             --------  -------
that the Term of Employment shall thereafter be automatically and indefinitely extended for additional one year periods unless (x) Holdings and the Company give the Executive, or (y) the Executive gives Holdings and the Company, at least 180 days' prior written notice electing not to so extend the Term of Employment. Following such notice, the Term of Employment shall terminate on the last day of the first calendar year that ends (a) on or after December 31, 2004 and (b) at least 180 days after the giving of such notice. Notwithstanding the foregoing, the Term of Employment may be earlier terminated in strict accordance with the provisions of Section 9.

3.   Positions, Duties and Responsibilities.
     ---------------------------------------

          (a) During the Term of Employment, the Executive shall serve as the President and Chief Executive Officer of the Company, of Holdings and of such of their Subsidiaries as the Holdings Board may reasonably request; shall have all authorities, duties and responsibilities customarily exercised by an individual serving in those positions in enterprises of a similar size and structure; shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing duties and responsibilities; shall be a member of the Company Board, a member of the Holdings Board, and a member of the Board of such of their Subsidiaries as the Holdings Board may reasonably request; and shall report solely and directly to the Holdings Board.

          (b) The Executive shall devote substantially all of his business time and efforts to the affairs of the Company and Holdings; provided, however, that
                                                        --------  -------
the Executive may also engage in the following activities: (i) serving on the boards of a reasonable number of business entities, trade associations and/or charitable organizations; (ii) engaging in charitable activities and community affairs; (iii) accepting and fulfilling a reasonable number of speaking engagements; and (iv) managing his personal investments and affairs; provided
                                                                     --------
that such activities do not in the aggregate materially interfere with the proper performance of his duties and responsibilities hereunder.

4.  Base Salary.  Commencing as of the Effective Date, the Company shall pay the
    -----------
Executive an annualized Base Salary of $500,000, payable in accordance with the regular payroll practices applicable to senior executives of the Company and Holdings but no less frequently than monthly. The Base Salary shall be reviewed no less frequently than annually during the Term of Employment for increase in the discretion of the Holdings Board. The Base Salary shall not be decreased at any time, or for any purpose, during the Term of Employment (including, without limitation, for the purpose of determining benefits due under Section 9). The Executive shall not be entitled to receive any additional consideration for service during the Term of Employment as a member of the Holdings Board, the Company Board, or the Board of any of their Subsidiaries.

5.  Annual Bonus.  The Executive's annual bonus for calendar year 1999 shall be
    ------------
determined in accordance with the current practices of Holdings and the Company and shall be paid by the Company. In respect of each calendar year that ends during the Term of Employment and begins on or after January 1, 2000, the Executive shall receive an annual bonus from the Company determined as follows. The annual bonus shall be based on the relationship between (x) Holdings' EBITDA for the calendar year in question ("Actual EBITDA") and (y) the target EBITDA
                                    -------------
("Target EBITDA") established for Holdings for such calendar year.  The Target
---------------
EBITDA for each calendar year shall be established for Holdings during the last 45 days of the year preceding such calendar year by the Holdings Board reasonably, in good faith, and in consultation with the Executive, and shall be subject to later adjustment in light of significant acquisitions, significant dispositions, significant changes in accounting practices, and other significant occurrences to the extent necessary to avoid material distortion of the benefits

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

intended to be provided under this Section 5. The size of the bonus paid for any calendar year shall equal 75% of the Executive's Base Salary earned in respect of such calendar year (such amount, the "Target Bonus") if Target EBITDA
                                                 ------------
is equal to Actual EBITDA for such year. To the extent that Actual EBITDA is less than Target EBITDA, the Target Bonus shall be reduced by a factor of two and one-half (e.g., if Actual EBITDA is 90% of Target EBITDA, the Executive
              ----
shall be paid a bonus equal to 75% of the Target Bonus); provided, however, that
                                                         --------  -------
the Executive shall not be entitled to receive any annual bonus for a year if Actual EBITDA is not equal to at least 80% of Target EBITDA for such year. To the extent Actual EBITDA exceeds Target EBITDA, the Target Bonus shall be increased by a factor of two and one-half (e.g., if Actual EBITDA is 120% of
                                           ----
Target EBITDA, the Executive shall be paid a bonus equal to 150% of the Target Bonus). The Executive shall be paid bonus amounts, if any, earned pursuant to this Section 5 promptly following certification of Holdings' audited year-end consolidated financial statements, and in no event later than April 30th of the calendar year following the calendar year to which the bonus relates. Neither Holdings, nor the Company, nor any of their Subsidiaries shall, during the Term of Employment, adopt a fiscal year that is not a calendar year without the consent of the Executive, which consent shall not be unreasonably withheld. Holdings and the Company agree to use commercially reasonable efforts to assure timely availability of certified consolidated financial statements in respect of each fiscal year that begins or ends during the Term of Employment.

6.  Initial Equity Arrangements.
    ---------------------------

          (a) Stockholders' Agreement.  Concurrently with the execution of this
              -----------------------
Agreement, the Executive and Holdings shall execute, and Holdings shall cause PAC to execute, a stockholders' agreement in substantially the form attached hereto as Exhibit B.

          (b) Initial Stock Option Grant.  As of the Closing Date, Holdings
              --------------------------
shall grant the Executive an eleven-year option, in substantially the form attached hereto as Exhibit C, to purchase no less than 10,514 shares of its common stock at an exercise price of $1,287.94 per share.

          (c) Initial Stock Purchase.  As of the Closing Date, the Executive
              ----------------------
shall be entitled to purchase from Holdings (if the Executive so elects), and Holdings (upon such election) shall sell to the Executive, up to 2,717.5 shares of its common stock at a price of $1,287.94 per share, under a stock purchase agreement in substantially the form attached hereto as Exhibit D and in return for a promissory note (the "Executive Promissory Note") for the amount of the
                            -------------------------
aggregate purchase price, which Executive Promissory Note shall be in substantially the form attached hereto as Exhibit E and shall be secured by a pledge agreement in substantially the form attached hereto as Exhibit F.

          (d) Adjustments.  The prices and numbers of shares set forth in
              -----------
Sections 6(b) and 6(c) are subject to adjustment as of the Closing Date to reflect changes in the fully diluted number of shares of Holdings common stock outstanding as of the Closing Date, and any adjustments in the per share price to be paid at the closing of the PAC Acquisition, as set forth in Exhibits C and D.

7.  Other Long-Term Incentives.
    --------------------------

The Executive shall be eligible to receive additional long-term compensation incentives during the Term of Employment at the discretion of the Holdings Board. Such incentive awards shall be at a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and Holdings and appropriate in light of corresponding awards to other senior executives of the Company and Holdings.

8.  Other Benefits.
    --------------

          (a) Employee Benefits.  During the Term of Employment, the Executive
              -----------------
shall be eligible to participate in all employee benefit plans and programs made available generally to senior executives of the Company or Holdings, including, without limitation, pension, profit-sharing, income deferral, savings and other retirement plans or programs, accidental death and dismemberment protection, medical, dental and hospitalization plans, life insurance, short- and long-term disability programs, travel accident insurance, and any other employee welfare benefit plans or programs that may from time to time be made available, including any plans or programs that supplement the above-listed types of plans or programs, whether funded or unfunded; provided, however, that nothing in this
                                         --------  -------
Agreement shall be construed to require the Company or Holdings to establish or maintain such plans or programs, except as expressly set forth herein. The Executive's participation in all such plans and programs shall be at a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and at Holdings and no less favorable to him than to other senior executives of the Company or Holdings. During the Term of Employment, no benefit or coverage available to the Executive under any such plan or program shall be materially reduced without his prior written consent, unless a substantially equivalent reduction is applied generally to the other senior executives of the Company or Holdings. The Executive shall be entitled to post-retirement welfare benefits on a basis no less favorable than that applying to other senior executives of the Company and Holdings.

          (b) Fringe Benefits, Perquisites and Vacations.  During the Term of
              ------------------------------------------
Employment, the Executive shall participate in all fringe benefits and perquisites available to senior executives of the Company or Holdings at levels, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and at Holdings and no less favorable than those applying to other senior executives of the Company or Holdings; shall receive such additional fringe benefits and perquisites as the Company or Holdings may, in their discretion, from time-to-time provide; and shall be entitled to no less than 4 weeks' paid vacation per year.

          (c) Reimbursement of Business and Other Expenses.  The Executive is
              --------------------------------------------
authorized to incur reasonable expenses in carrying out his duties and responsibilities under this

Agreement, and the Company shall promptly reimburse him for all such expenses (including, without limitation, first class air travel), subject to documentation in accordance with reasonable policies of the Company or Holdings previously communicated to the Executive by the Company or Holdings. The Company shall also promptly reimburse the Executive (i) for all reasonable expenses (including, without limitation, reasonable attorneys' fees and other charges of counsel) incurred by him in connection with the negotiation and documentation of these employment arrangements and (ii) for annual financial, estate and tax counseling that the Executive may choose to obtain from professional providers of such services, in an amount not to exceed $25,000 for any fees incurred prior to December 31, 2000, and in an amount not to exceed $10,000 for each calendar year thereafter.

9.  Termination of Employment.
    -------------------------

          (a) Termination Due to Death.  The Term of Employment is terminated
              ------------------------
upon the Executive's death. In the event that the Executive's employment under this Agreement is terminated due to his death, his estate or his beneficiaries (as the case may be) shall be entitled to the following:

              (i) Base Salary for a period of 90 days following the date of death;

              (ii) prompt payment of a Pro-Rata Annual Bonus for the year in which his death occurs;

              (iii) any Stock Option that becomes exercisable solely with the passage of time, without satisfaction of any performance criterion other than continued service, shall become exercisable as of the date of death to the extent provided in the agreement granting such Option, but at least to the extent that it was then scheduled to become exercisable within six months following such date if the Executive's employment hereunder had continued; and

              (iv) any Stock Option that is, or becomes, exercisable as of the date of death shall remain exercisable as provided in the agreement granting such Option, but at least through the second anniversary of such date.

          (b) Termination Due to Disability.  The Term of Employment may be
              -----------------------------
terminated due to Disability as provided in this Section 9(b). In the event that the Executive's employment under this Agreement is terminated due to Disability, he shall be entitled to the following:

              (i) to receive, to age 65 and no less frequently than monthly, periodic disability payments at a rate equal to 60% of the Base Salary in effect at the termination of his employment, less the amount of any periodic disability benefits provided (other than benefits attributable to his own unreimbursed contributions) under any disability insurance plan or program of the Company, Holdings, or any of their Affiliates;

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

              (ii) prompt payment of a Pro-Rata Annual Bonus for the year in which his employment terminates;

              (iii) any Stock Option that becomes exercisable solely with the passage of time, without satisfaction of any performance criterion other than continued service, shall become exercisable as of the Termination Date to the extent provided in the agreement granting such Option, but at least to the extent that it was then scheduled to become exercisable within six months following such date if the Executive's employment hereunder had continued;

              (iv) any Stock Option that is, or becomes, exercisable as of the Termination Date, shall remain exercisable as provided in the agreement granting such Option, but at least through the second anniversary of such date; and

              (v) continued participation, through the third anniversary of the Termination Date, in all medical, dental, vision, hospitalization and life insurance coverages and in all other employee welfare benefit plans, programs and arrangements in which he or his family members were participating on the Termination Date, on terms and conditions that are no less favorable than those that applied on such date.

No termination of the Executive's employment for Disability shall be effective unless (x) Holdings and the Company first give the Executive, or (y) the Executive first gives Holdings and the Company, 15 days' written notice of such termination.

          (c) Termination for Cause.
              ---------------------

              (i) No termination of the Executive's employment under this Agreement for Cause shall be effective unless the provisions of this Section 9(c)(i) shall have been complied with. The Executive shall be given written notice by the Holdings Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (B) to be given no later than 180 days after the Holdings Board first learns of such circumstances. The Executive shall have 15 days after receiving such notice in which to cure such grounds, to the extent such cure is possible. If he fails to fully cure such grounds within such period, the Executive shall then be entitled to a hearing before the Holdings Board. Such hearing shall be held within 20 days of his receiving such notice, provided that he requests such hearing within
                                   --------
15 days of receiving such notice. If, within five days following such hearing, the Holdings Board gives written notice to the Executive confirming that, in the judgment of at least two-thirds of the members of the Holdings Board, Cause for terminating his employment on the basis set forth in the original notice exists, his employment hereunder shall thereupon be terminated for Cause, subject to de
                                                                             --
novo review, at the Executive's election, through arbitration in accordance with
----
Section 15.


              (ii) In the event that the Executive's employment hereunder is terminated for Cause in accordance with Section 9(c)(i), (A) any Stock Option that is exercisable as of the Termination Date shall expire 30 days after the Termination Date, (B) any Stock Option

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

that later becomes exercisable shall expire 30 days after if becomes exercisable, (C) all other Stock Options shall expire upon termination of the Executive's employment, and (D) the Executive shall be entitled to the benefits described in Section 9(f)(i).

          (d) Termination Without Cause.  In the event that the Executive's
              -------------------------
employment under this Agreement is terminated in a Termination Without Cause, he shall be entitled to:

              (i) prompt payment of a Pro Rata Annual Bonus for the year in which his employment terminates;

              (ii)   a prompt lump-sum payment equal to (A) the sum of his (x)
                                                                ---
Base Salary, at the annualized rate in effect on the Termination Date, plus (y)
                                                                       ----
the annual bonus award he earned for the year prior to the year of termination times (B) the lesser of (x) 1095 and (y) the number of days in the period that
-----         ------
begins on the Termination Date and ends on December 31, 2004 (but in no event less than 730), divided by (C) 365; provided that, in connection with such
                ------- --          -------- ----
payment, if the Company and Holdings execute a waiver and release of claims against the Executive, then the Executive shall execute a waiver and release of claims against the Company, Holdings or any of their officers, directors, representatives, agents or Affiliates, in each case as reasonably agreed by the Parties and excluding claims under this Agreement and other contractual claims as appropriate;

              (iii) any Stock Option that becomes exercisable solely with the passage of time, without satisfaction of any performance criterion other than continued service, shall become exercisable as of the Termination Date to the extent provided in the agreement granting such Option, but at least to the extent that it was then scheduled to become exercisable within six months following such date if the Executive's employment hereunder had continued;

              (iv) any Stock Option (x) that is, or becomes, exercisable as of the Termination Date shall remain exercisable as provided in the agreement granting such Option, but at least through the second anniversary of such date and (y) that becomes exercisable in connection with a Liquidity Event that occurs within one year following the Termination Date shall remain exercisable as provided in the agreement granting such Option, but at least through the second anniversary of the occurrence of such Liquidity Event; and

              (v) continued participation, through the second anniversary of the Termination Date, in all medical, dental, vision, hospitalization and life insurance coverages and in all other employee welfare benefit plans, programs and arrangements in which he or his family members were participating on the Termination Date, on terms and conditions that are no less favorable than those that applied on such date, provided that the Executive's entitlements under this
                           --------
Section 9(d)(v) shall expire to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer.

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

         (e) Voluntary Termination.  In the event that the Executive terminates
             ---------------------
his employment under this Agreement prior to the then-scheduled expiration of the Term of Employment on his own initiative, other than by death, for Disability, or in a Constructive Termination Without Cause, he shall have the same entitlements as provided in Section 9(c) in the case of a termination for Cause. The Executive shall provide the Company and Holdings 90 days' prior written notice of his election to voluntarily terminate his employment pursuant to this Section 9(e), except that the Executive may terminate his employment hereunder immediately if an event described in clauses (i)-(v) of the definition of Constructive Termination Without Cause occurs after he gives such notice. A voluntary termination in accordance with this Section 9(e) shall not be deemed a breach of this Agreement.

         (f) Miscellaneous.
             -------------

             (i) On any termination of the Executive's employment under this Agreement, he shall be entitled to:

                  (A) Base Salary through the Termination Date;

                  (B) the balance of any annual, long-term, or other incentive or bonus award earned, accrued or owing to him (but not yet paid);

                  (C) any amounts due under Section 8;

                  (D) a lump-sum payment in respect of accrued but unused vacation days at his Base Salary rate in effect on the Termination Date;

                  (E) other or additional benefits, if any, in accordance with applicable plans, programs and arrangements of the Company, Holdings and their Affiliates (including, without limitation, Sections 6, 7, 10(b) and 11(a), the Executive Promissory Note, and the agreements of which forms of agreement are attached as Exhibits B, C, D and F); and

                  (F) payment promptly when due, by check or (at his election) by wire transfer of immediately available funds, of all amounts owed to him in connection with the termination.

             (ii) In the event that the Executive, or any member of his family entitled thereto hereunder, is precluded from continuing full participation in any employee benefit plan, program or arrangement as provided in Sections 9(b)(v) or 9(d)(v), the Executive shall be provided with the after-tax economic equivalent of any benefit or coverage foregone. For this purpose, the economic equivalent of any benefit or coverage foregone shall be deemed to be the total cost to the Executive of obtaining such benefit or coverage himself on an individual basis. Payment of such after-tax economic equivalent shall be made quarterly in advance, without discount.

               (iii) In the event that the Executive's employment under this Agreement terminates in accordance with Section 2 pursuant to a notice of non-extension:

                      (x) in the case of non-extension pursuant to notice from the Executive, any Stock Option that is or becomes exercisable as of the Termination Date shall remain exercisable as provided in the agreement granting such Option, but at least for six months following the Termination Date; and

                      (y) in the case of non-extension pursuant to notice from the Company and Holdings, (I) any Stock Option that is or becomes exercisable as of the Termination Date shall remain exercisable as provided in the agreement granting such Option, but at least through the second anniversary of the Termination Date and (II) any Stock Option that becomes exercisable in connection with a Liquidity Event that occurs within one year following the Termination Date shall remain exercisable as provided in the agreement granting such Option, but at least through the second anniversary of the occurrence of such Liquidity Event.

               (iv) In the event of any termination of the Executive's employment under this Agreement, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company, Holdings or any of their Affiliates under this Agreement or otherwise, and there shall be no offset against amounts due the Executive under this Agreement on account of (A) any Claim that the Company, Holdings or any of their Affiliates may have against him or (B) any remuneration or other benefit earned or received by the Executive after such termination except as specifically provided in
Section 9(d)(v). Any amounts due under this Section 9 are considered to be reasonable by the Company and Holdings, and are not in the nature of a penalty.

10.  Liquidity  Event; Parachute Payment Protection.
     ----------------------------------------------

          (a) All Stock Options shall, except to the extent otherwise provided in the agreement of which a form of agreement is appended as Exhibit C, become fully exercisable if a Liquidity Event occurs either (x) during the Term of Employment, or (y) in the event that the Executive's employment hereunder has been terminated (I) in a Termination Without Cause or (II) by expiration of the Term of Employment in accordance with Section 2 pursuant to notice of non-extension from the Company and Holdings, within one year after the Termination Date.

          (b) The Company and Holdings covenant and agree to use their best commercially reasonable efforts to structure any payment or benefit made to or for the benefit of the Executive in connection with his employment by the Company or Holdings (or the termination thereof) so as to avoid having any such payment or benefit be subject to tax under Section 4999 of the Code (as an "excess parachute payment"). In the event that, notwithstanding any efforts of Holdings and the Company under this Section 10(b), any of the Executive's payments or benefits in connection with his employment with the Company or Holdings (or the termination thereof) are subject to tax under Section 4999 of the Code, the Executive shall be entitled to an additional payment in cash from the Company, immediately prior to the time that any such Section 4999 tax is due (through withholding or otherwise), of an amount sufficient to ensure that the Executive receives the same net after-tax benefit (taking into account all federal, state and local income and other taxes) that the Executive would have received had no tax under
Section 4999 (or any similar or comparable state or local tax) been imposed. The amount and timing of any such additional cash payment shall promptly be determined by Holding's independent accounting firm and written notice thereof, along with a schedule detailing such accounting firm's calculations, shall be furnished to the Executive within ten (10) days of such determination. If the Executive objects in a written notice received by the Company and Holdings within ten (10) days of his receipt of the accounting firm's notice of its determination, then the Executive, Holdings and the Company shall promptly agree on an accounting firm to make a final determination of the amount and timing of such additional cash payment, with the costs of such accounting firm to be paid by the non-prevailing party; if the Parties fail to promptly agree upon such an accounting firm, the matter shall be resolved in accordance with Section 15.

11.  Indemnification and Insurance.
     -----------------------------

          (a) The Company and Holdings jointly and severally agree that (i) if the Executive is made a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company, Holdings or any of their Affiliates, or is or was serving at the request of the Company, Holdings or any of their Affiliates, or in connection with his service hereunder, as a director, officer, member, employee, agent, manager, consultant or representative of another Person, or (ii) if any Claim is made, or is threatened to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be jointly and severally indemnified and held harmless by the Company and Holdings, to the fullest extent legally permitted, or authorized, by the certificate of incorporation, bylaws, other organizational documents, or Board resolutions of Holdings, the Company or any of their Subsidiaries, against any and all costs, expenses, liabilities and losses (including, without limitation, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties, reasonable attorneys' fees, and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, member, employee, agent, manager, consultant or representative of the Company, Holdings or other Person and shall inure to the benefit of the Executive's heirs, executors, administrators and legal representatives. The Company and Holdings jointly and severally agree to advance to the Executive all costs and expenses incurred by him in connection with any such Proceeding or Claim to the fullest extent legally permitted, or authorized, by their certificates of incorporation, bylaws or other organizational documents or Board resolutions within 15 days after receiving written notice requesting such an advance, which notice (x) shall include an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses and (y) shall be accompanied by reasonable documentation of the costs and expenses for which advancement is sought. No amendment by either the Company or Holdings, at any time on or after the Effective Date, of the provisions of the Company's or Holdings' certificates of incorporation or bylaws shall be effective to reduce any of the Executive's rights to indemnification, or advancement of costs and expenses, under this Section 11(a).

          (b) During the Term of Employment and for a period of six years thereafter, a directors and officers' liability insurance policy (or policies) shall be kept in place providing comprehensive coverage to the Executive to the extent that such coverage is then provided by the Company, Holdings or any of their Affiliates for any other present or former senior executive or director of the Company or Holdings with respect to such senior executive's or director's service as such.

12.  Restrictive Covenants.
     ---------------------

          (a) For a period of one year following any termination of the Executive's employment under this Agreement (x) in a Termination Without Cause or (y) by expiration of the Term of Employment in accordance with Section 2 pursuant to a notice of non-extension, the Executive shall not knowingly perform material services for, or knowingly have any material involvement (whether as a director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) with, any Person that competes directly and materially with the Company, Holdings or any of their Subsidiaries in the Decorative Laminates Business anywhere in the world; provided, however, that the Executive
                                          --------  -------
may in any event (i) perform services that do not directly relate to business activities that compete directly and materially with the Company, Holdings or any of their Subsidiaries in the Decorative Laminates Business and (ii) own up to 5% (measured by value) of the outstanding securities of any publicly-traded entity.

          (b) During the Term of Employment and for a period of two years following any termination of the Executive's employment under this Agreement to which Section 12(a) does not apply, and including (for avoidance of doubt) any voluntary termination to which Section 9(e) applies, and except during the Term of Employment in connection with the performance of his duties hereunder, the Executive shall not knowingly perform services for, or have any involvement (whether as a director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) with, any Person that materially competes with any business of the Company, Holdings or any of their Subsidiaries; provided, however, that the Executive may in any event (i) perform
              --------  -------
services that do not directly relate to business activities that compete with a business of the Company, Holdings or any of their Subsidiaries and (ii) own up to 5% (measured by value) of the outstanding securities of any publicly-traded entity.

          (c) During the Term of Employment and thereafter, the Executive shall maintain in confidence and shall not directly, indirectly or otherwise, without the prior written consent of the Company or Holdings, divulge, use, disseminate, disclose or make accessible to any other Person any confidential, non-public or proprietary document, record or information (or any portion of any computer program, notebook or similar depository in which confidential, non-public or proprietary information is contained) concerning the business or affairs of the

Company or Holdings that he has acquired in the course of his employment with the Company or Holdings except (x) to the Company, Holdings, any of their then-
                        ------
current Affiliates, or any authorized (or apparently authorized) agent or representative of any of the foregoing, (y) in connection with performing his duties under this Agreement or (z) when required to do so by law or by a court, governmental agency, legislative body, arbitrator or other Person with apparent jurisdiction to order him to divulge, disclose or make accessible such document, record or information; provided that the restrictions set forth in this Section
                       --------
12(c) shall not apply to any document, record or information that (i) has previously been disclosed to the public, or is in the public domain, other than as a result of the Executive's breach of this Section 12(c), or (ii) is known or generally available within any trade or industry of the Company, Holdings or any of their Affiliates.

          (d) For a period of one year following any termination of his employment under this Agreement to which Section 12(a) applies, and for a period of two years following any termination of his employment under this Agreement to which Section 12(b) applies, the Executive shall not (A) directly or indirectly solicit, or accept if offered to him (with or without solicitation), on his own behalf or on behalf of any other Person, the services of any individual who is an employee of the Company or Holdings (other than an employee who within the previous two years has been the Executive's personal assistant or secretary), or solicit any of the Company's or Holdings' employees to terminate employment with the Company or Holdings or (B) directly or indirectly solicit, or accept if offered to him (with or without solicitation), on his own behalf or on behalf of any other Person, business of any supplier or customer of the Company or Holdings, or any Person who has been solicited within the previous year to become a customer by the Company or Holdings, in connection with any business that competes with any business of the Company or Holdings, or directly or indirectly solicit any customer or supplier of the Company or Holdings to terminate its relationship with the Company or Holdings. The restrictions set forth in this Section 12(d) shall supersede, and be in lieu of, any restrictions set forth in the Stock Purchase Agreement.

          (e) In the event of any actual or threatened breach by the Executive of any of the provisions of Section 12(a), 12(b), 12(c) or 12(d), the Company and Holdings shall be entitled to seek an injunction, through arbitration in accordance with Section 15 or from any court with jurisdiction over the matter and the Executive, restraining the Executive from violating such provision. Costs and attorneys fees relating to any court proceeding shall be treated as provided in Section 15.

13.  Assignability; Binding Nature.
     -----------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Executive, the Company, Holdings and their respective successors, heirs (in the case of the Executive) and assigns.

          (b) No rights or obligations of the Company or Holdings under this Agreement may be assigned or transferred by the Company or Holdings (each a "Transferring
 ------------

Entity"), except that such rights or obligations may be assigned or transferred
------    ------
pursuant to a merger, consolidation or other combination in which the Transferring Entity is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Transferring Entity, provided that the assignee or transferee is the successor to all or
--------
substantially all of the business and assets of the Transferring Entity and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Transferring Entity as set forth in this Agreement. In the event of any sale of business and assets or liquidation as described in the preceding sentence, the Transferring Entity shall use its best commercially reasonable efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Transferring Entity hereunder.

          (c) No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 17(e) or as may subsequently be agreed by the Parties.

14.  Representations.
     ---------------

          (a) The Company and Holdings each represent and warrant that: (i) it is fully authorized by action of its Board (and of any other Person or body whose action is required) to enter into this Agreement and to perform its obligations under it; (ii) the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound; and (iii) upon the execution and delivery of this Agreement by the Executive, the Company and Holdings, this Agreement shall be a valid and binding obligation of it, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          (b) The Executive represents and warrants that: (i) delivery and performance of this Agreement by him does not violate any applicable law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound; and (ii) upon the execution and delivery of this Agreement by the Executive, the Company and Holdings, the Agreement shall be the valid and binding obligation of the Executive, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

15.  Resolution of Disputes.
     ----------------------

Any Claim arising out of or relating to this Agreement, the Executive Promissory Note, the agreements of which forms of agreement are appended as Exhibits B, C, D and F, the Executive's employment with the Company or Holdings, or the termination thereof (collectively, "Covered Claims") shall (except as otherwise
                                    --------------
provided in Section 12(e) with respect to certain requests for injunctive relief) be resolved by binding confidential arbitration, to be held in New York City, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and this Section 15. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company and Holdings jointly and severally agree to advance, promptly upon written request accompanied by reasonable documentation, 50% of any costs and expenses, including without limitation attorneys' fees, incurred by the Executive or his beneficiaries or other transferees in connection with resolving any such Covered Claim, provided that any amounts so advanced shall be promptly
                        --------
repaid to the extent that the recipient is ultimately determined not to be entitled to be indemnified with respect to such amounts pursuant to the following sentence. Upon the final resolution of any Covered Claim, the Company and Holdings shall be jointly and severally required to indemnify the Executive (and his beneficiaries and other transferees) for all reasonable costs and expenses, including without limitation reasonable attorneys' fees, incurred in resolving such claim, but only to the extent that the indemnified Person has prevailed on such claim. Pending the resolution of any Covered Claim, the Executive (and his beneficiaries and other transferees) shall continue to receive all undisputed payments and benefits due under this Agreement, except to the extent that the arbitrator(s) otherwise provide.

16.  Notices.
     -------

Any notice, consent, demand, request or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (a) when delivered personally to such Person or (b) provided that a written acknowledgment of receipt is obtained, five days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such Person (or to such other address as such Person shall have specified by ten days advance notice given in accordance with this Section 16) or (c), in the case of the Company and Holdings, on the first business day after it is sent by facsimile to the facsimile number set forth below (or to such other facsimile number as shall have been specified by ten days advance notice given in accordance with this Section 16), with a confirmatory copy sent by certified or registered mail or by overnight courier in accordance with this
Section 16.


If to the Company:              Panolam Industries International, Inc.
                                20 Progress Drive
                                Shelton, CT 06484
                                Attn: Secretary
                                Facsimile: (203) 225-0051

If to Holdings:                 Panolam Industries Holdings, Inc.
                                20 Progress Drive
                                Shelton, CT 06484
                                Attn: Secretary
                                Facsimile #: (203) 225-0051

If to the Executive:            To the address of his principal residence as it
                                appears in the Company's records, with a copy to him (during the Term of Employment) at the Company's principal executive office.

If to a beneficiary or          To the address most recently specified by the
transferee of the               Executive, beneficiary or transferee through
Executive:                      notice given in accordance with this Section 16.



17.  Miscellaneous.
     --------------

          (a) Entire Agreement.  This Agreement, and the agreements of which
              ----------------
forms are attached hereto, contain the entire understanding and agreement among the Executive, the Company and Holdings concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, among them with respect thereto, including without limitation the term sheet attached as Exhibit 7.2(f) to the Stock Purchase Agreement.

          (b) Severability.  In the event that any provision or portion of this
              ------------
Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

          (c) Amendment or Waiver.  No provision in this Agreement may be
              -------------------
amended unless such amendment is set forth in a writing that specifically refers to this Agreement and is signed by the Parties. No waiver by any Person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing that specifically refers to the condition or provision that is being waived and is signed by the waiving Person.

          (d) Headings.  The headings of the Sections and sub-sections contained
              --------
in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          (e) Beneficiaries/References.  The Executive shall be entitled, to the
              ------------------------
extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit under this Agreement, following the Executive's death by giving the Company and Holdings written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, transferee, estate or other legal representative.

          (f) Survivorship.  Except as otherwise set forth in this Agreement,
              ------------
the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment under this Agreement.

          (g) Withholding Taxes.  The Company and Holdings may withhold from any
              -----------------
amounts or benefits payable under this Agreement, or under any of the agreements of which forms are attached hereto, any taxes that are required to be withheld pursuant to any applicable law or regulation.

          (h) Timing of Payments.  The timing of any payment due under Section
              ------------------
9(d)(ii) is subject to any restrictions imposed by the Company's or Holdings' credit agreements; provided that (i) the Company and Holdings shall use their
                   -------- ----
best commercially reasonable efforts to obtain waivers from their lenders in the event any such payment is so restricted, (ii) the Company, or Holdings, shall make any such payment at the earliest time, and to the fullest extent, permitted under such restrictions and waivers, (iii) no portion of any such payment shall be delayed more than 18 months, and (iv) any amount whose payment is delayed shall accrue interest at an annual rate of 10%.

          (i) Guarantee of Performance.  Holdings unconditionally guarantees,
              ------------------------
without limitation or qualification, the prompt performance by the Company of each and every obligation of the Company under this Agreement.

          (j) Governing Law.  This Agreement shall be governed, construed,
              -------------
performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

          (k) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                              Panolam Industries International, Inc.


                              By:____________________________________

                              Name:

                              Title:



                              Panolam Industries Holdings, Inc.


                              By:____________________________________

                              Name:

                              Title:


                              The Executive


                              _______________________________________
                              Robert J. Muller, Jr.

                                                                       EXHIBIT A

                                  DEFINITIONS

"Actual EBITDA" shall have the meaning specified in Section 5.
 -------------

"Affiliate" of a Person shall mean a Person that directly or indirectly
 ---------
controls, is controlled by, or is under common control with, the Person specified.

"Agreement" shall mean this Employment Agreement, which includes for all
 ---------
purposes the agreements of which forms of agreement are appended as Exhibits.

"Base Salary" shall mean the salary provided for in Section 4 or any increased
 -----------
salary granted to the Executive pursuant to Section 4.

"Board" shall mean, in the case of a corporation, the corporation's board of
 -----
directors and, in the case of any other entity, the analogous governing Person or body.

"Cause" shall mean: (i) the Executive willfully steals or embezzles a not
 -----
insignificant amount of the property (tangible or intangible) of Holdings or the Company in circumstances that would render him, in the judgment of a reasonable person, manifestly unfit to continue as Chief Executive Officer and President of the Company or Holdings; (ii) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct and that (x) results in significant economic harm to the Company or Holdings or (y) results, and reasonably should be expected to result, in acute public embarrassment to Holdings; (iii) willful and unjustified failure of the Executive to act in accordance with any material, reasonable and lawful written instruction given to him by the Holdings Board (which instruction has been approved by at least two-thirds of the members of the Holdings Board) concerning material aspects of the Executive's duties for the Company or Holdings and excluding matters outside the Executive's direct personal control; (iv) the Executive is convicted of a felony; (v) any willful and material breach by the Executive of Section 12(b) or 12(c); or (vi) any willful material breach by the Executive of Section 2, 5(a), 6 or 9 of the stockholders' agreement of which a form of agreement is attached as Exhibit B, Section 6 or 7 of the stock option agreement of which a form of agreement is attached as Exhibit C, or Section 2 of the pledge agreement of which a form of agreement is attached as Exhibit F.

"Claim" shall mean any claim, demand, request, investigation, dispute,
 -----
controversy, threat, discovery request, or request for testimony or information.

"Closing Date" shall mean the date on which the PAC Acquisition is consummated.
 ------------

"Code" shall mean the Internal Revenue Code of 1986, as amended.  Any reference
 ----
to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

"Company" shall have the meaning set forth in the Preamble to this Agreement.
 -------

"Company Board" shall mean the Board of the Company.
 -------------

"Constructive Termination Without Cause" shall mean a termination by the
 --------------------------------------
Executive of his employment under this Agreement on 30 days' written notice given by him to the Company and Holdings following the occurrence of any of the following events without the Executive's express prior written consent, unless the Company or Holdings shall have fully cured all grounds for such termination within 20 days after the Executive gives notice thereof:

          i. any reduction in his Base Salary or target annual bonus; or any material reduction in any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applying to senior executives of the Company and Holdings generally);

          ii. any material breach (A) by the Company or Holdings of any of their material obligations under Section 4, 5, 6, 7, 8, 10(b) or 11, (B) by Holdings, PAC or any of their Affiliates of any of their material obligations under Section 7, 8 or 10 of the stockholders' agreement of which a form is attached as Exhibit B; or (C) by Holdings of any of its material obligations under Section 2, 3, 4, 5 or 8 of the stock option agreement of which a form of agreement is attached as Exhibit C, Section 4(b) or 4(c) of the Executive Promissory Note, or Section 6 of the pledge agreement of which a form of agreement is attached as Exhibit F;

          iii. any failure to elect or appoint the Executive to any of the positions described in Section 3(a) or to continue him in each such position; any material diminution in the Executive's duties or responsibilities or the assignment to him of duties or responsibilities that materially impair his ability to perform the duties or responsibilities then assigned to him or normally assigned to the president and chief executive officer of an enterprise of the size and structure of the Company or Holdings; or any change in the reporting structure so that the Executive reports to someone other than the Holdings Board;

          iv. any relocation of the Company's or Holdings' principal office, or of the Executive's own principal office as assigned to him by the Company and Holdings, to a location more than 50 miles from Shelton, Connecticut or from Wilton, Connecticut; or

          v. the failure of the Company or Holdings to obtain the assumption in writing of its obligations under this Agreement by any successor to all or substantially all of its business or assets within 15 days after any merger, consolidation, sale, liquidation or similar transaction.

"Covered Claims" shall have the meaning specified in Section 15.
 --------------

"Decorative Laminates Business" shall mean the business of producing or
 -----------------------------
distributing (a) high-pressure decorative laminates (analogous to formica) or
(b) particle board with melamine (or an analogous) plastic facing.

"Disability" shall mean the Executive's inability to perform his duties
 ----------
hereunder on a full-time basis for a period of 180 consecutive days during any 365 day period or an aggregate of 180 days in any consecutive 270 day period, as a result of physical or mental incapacity as determined by a medical doctor selected by mutual agreement between the Company and Holdings on the one hand, and the Executive on the other. If the Parties cannot agree on a medical doctor, the Company and Holdings on the one hand, and the Executive on the other, shall each select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

"EBITDA" shall mean, for a given calendar year, Holdings' consolidated earnings
 ------
before interest expense and income tax expense adjusted by (x) adding thereto
                                                               ------
(without duplication) the sum of (i) management fees, (ii) depreciation and
                          ---
amortization expenses and other non-cash charges, (iii) extraordinary losses,
(iv) any loss on the sale of assets, (v) any non-cash compensation related to stock options or other equity compensation or payment arrangements, and (vi) any loss during such period from any change in accounting, from any discontinued operations or the disposition thereof, or from any prior period adjustments, in each case that were deducted in arriving at consolidated earnings before interest expense and income tax expense for such calendar year, and (y)

subtracting therefrom the sum of (i) any interest income, (ii) any extraordinary
-----------               ---
gains, (iii) any gain on the sale of assets, and (iv) any net gain during such calendar year from any change in accounting, from any discontinued operations or the disposition thereof, or from any prior period adjustments, in each case that were added in arriving at consolidated earnings before interest expense and income tax expense for such calendar year, all as reflected on Holdings' audited consolidated financial statements for such calendar year when such statements are first certified by Holdings' independent accountants.

"Effective Date" shall mean the date as of which this Agreement is dated.
 --------------

"Executive" shall have the meaning set forth in the Preamble as modified by
 ---------
Section 17(e).

"Executive Promissory Note" shall have the meaning ascribed to such term in
 -------------------------
Section 6(c).

"Holdings" shall have the meaning set forth in the Preamble to this Agreement.
 --------

"Holdings Board" shall mean the Board of Holdings.
 --------------

"Liquidity Event" shall have the meaning set forth in, and be determined in
 ---------------
accordance with, Exhibit B.

"PAC Acquisition" shall have the meaning set forth in the third "Whereas" clause
 ---------------
in the Preamble to this Agreement.

"Parties" shall mean the Company, Holdings and the Executive.
 -------

"Person" shall mean any individual, corporation, partnership, limited liability
 ------
company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity.

"Proceeding" shall mean any threatened or actual action, suit or proceeding,
 ----------
whether civil, criminal, administrative, investigative, appellate or other.

"Pro Rata Annual Bonus" shall mean an amount equal to the product obtained by
 ---------------------
multiplying (x) the average of (i) the amount of the annual bonus, if any, that
-----------         -------
the Executive earned for the calendar year immediately preceding the year in which his employment hereunder terminated, and (ii) 75% of his annualized Base Salary as of the Termination Date times (y) a fraction, the numerator of which
                                  -----
is the number of days the Executive was employed by the Company or Holdings during the calendar year in which the Termination Date occurred and the denominator of which is 365.

"Stock Option"  shall mean any compensatory option granted to the Executive to
 ------------
acquire securities of Holdings, the Company or any of their Affiliates; any compensatory stock appreciation right, phantom stock option or analogous right granted to the Executive by Holdings, the Company or any of their Affiliates; and any option or right received in respect of any of the foregoing options or rights.

"Stock Purchase Agreement" shall mean the Stock Purchase and Redemption
 ------------------------
Agreement, dated as of October 14, 1999, by and among the Executive, Holdings, PAC and certain additional parties.

"Subsidiary" of any Person shall mean any Person of which such Person owns,
 ----------
directly or indirectly, more than half of the equity ownership interests (measured either by value or by ability to elect or control the Board).

"Target Bonus" shall have the meaning specified in Section 5.
 ------------

"Target EBITDA" shall have the meaning specified in Section 5.
 -------------

"Term of Employment" shall mean the period specified in Section 2.
 ------------------

"Termination Date" shall mean the date on which the Executive's employment under
 ----------------
this Agreement terminates in accordance with this Agreement.

"Termination Without Cause" shall mean any termination of the Executive's
 -------------------------
employment under this Agreement, other than (v) voluntary termination in accordance with Section 9(e), (w) due to his death, (x) for Disability in accordance with Section 9(b), (y) for Cause in accordance with Section 9(c), or
(z) by expiration of the Term of Employment due to non-extension of such Term in accordance with Section 2; "Termination Without Cause" accordingly includes any "Constructive Termination Without Cause."

                                                                       EXHIBIT B



                   FORM OF EXECUTIVE STOCKHOLDERS' AGREEMENT

                                                                       EXHIBIT C



                    FORM OF EXECUTIVE STOCK OPTION AGREEMENT

                                                                       EXHIBIT D



                   FORM OF EXECUTIVE STOCK PURCHASE AGREEMENT

                                                                       EXHIBIT E



                       FORM OF EXECUTIVE PROMISSORY NOTE

                                                                       EXHIBIT F



                    FORM OF EXECUTIVE STOCK PLEDGE AGREEMENT